Exhibit 99.1

For Immediate Release

PACIFIC OFFICE PROPERTIES TRUST ANNOUNCES
UPCOMING DEPARTURE OF CEO

LOS ANGELES, July 1, 2009 -- Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office REIT, announced today that president and CEO, Dallas E. Lucas will be departing the Company at the end of the term of his current employment agreement, which expires on August 31, 2009.

“Dallas has been instrumental in leading the Company through its formative period, and we truly appreciate his support and many contributions,” said Jay H. Shidler, Chairman of the Board.  “We also look forward to the further maturation and growth of the Company under the rest of our management team and Mr. Lucas’ successor, whom we expect to name in the near future.”

“It has been my pleasure to serve as Pacific Office Properties’ first president and CEO," Lucas said. "The foundation for the company’s future success has been well established, including the support of a dedicated management team and professional staff."

The Board of Directors has formed an Executive Search Committee to conduct the search for a new CEO to lead the Company into its next phase of development.  Mr. Shidler is expected to serve as interim CEO if a new CEO  has not been appointed by August 31, 2009.

About Pacific Office Properties Trust, Inc.

Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust that acquires, owns, and operates office properties in the western U.S., focusing initially on the high-growth markets of Honolulu, San Diego, Los Angeles, and Phoenix. The Company is externally managed by Pacific Office Management, Inc., an affiliate of The Shidler Group, and an entity owned by the Company’s founders.

The Company’s strategy is to acquire, in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management. The Company continues The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.

The Company’s current total market capitalization exceeds $674 million. This includes approximately $424 million in consolidated debt and approximately $250 million in equity, assuming the conversion of all outstanding interests in our operating partnership, based on our closing price on the NYSE Amex on March 31, 2009.

Certain Information About Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC. Pacific Office Properties Trust, Inc. and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.

Contact:

Pacific Office Properties Trust, Inc.
Jim Kasim, Chief Financial Officer, 310-395-2083